As filed with the U.S. Securities and Exchange Commission on June 7, 2024

Registration No. 333-279893

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LandBridge Company LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	6792	93-3636146
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

(713) 230-8864

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Long

Chief Executive Officer

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

(713) 230-8864

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David P. Oelman Michael S. Telle Vinson & Elkins L.L.P. 845 Texas Avenue, Suite 4700 Houston, Texas 77002 (713) 758-2222	Hillary H. Holmes Harrison Tucker Cynthia M. Mabry Gibson, Dunn & Crutcher LLP 811 Main Street, Suite 3000 Houston, Texas 77002 (346) 718-6600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

LandBridge Company LLC is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-279893) (the “Registration Statement”) as an exhibit-only filing to file certain exhibits as indicated in Part II of this Amendment No. 1. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The prospectus constituting Part I of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts) expected to be incurred by us in connection with the issuance and distribution of the Class A shares offered and registered hereby. With the exception of the SEC registration fee, FINRA filing fee and the NYSE listing fee, the amounts set forth below are estimates.

SEC registration fee		$14,760	*
FINRA filing fee		15,500	*
NYSE listing fee		*	*
Accounting fees and expenses		*	*
Directors’ & officers’ liability insurance premiums		*	*
Legal fees and expenses		*	*
Printing and engraving expenses		*	*
Transfer agent and registrar fees		*	*
Miscellaneous		*	*

Total	$	*	*

*	Previously paid
**	To be provided by amendment

Item 14.	Indemnification of Directors and Officers.

Our Operating Agreement provides that to the fullest extent permitted by applicable law, our directors or officers will not be liable to us. Our Operating Agreement also provides that we must indemnify our directors and officers for acts and omissions to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities.

Prior to the completion of this offering, we intend to enter into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law against liabilities, that may arise by reason of such director’s or executive officer’s service to us. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee, subject to certain exceptions. We intend to enter into indemnification agreements with our future directors.

We intend to purchase and customary maintain insurance covering our officers and directors against various liabilities asserted, including certain liabilities arising under the Securities Act and the Exchange Act, and expenses incurred in connection with their activities and capacity as our officers and directors or any of our direct or indirect subsidiaries.

The underwriting agreement to be entered into in connection with the sale of our Class A shares offered pursuant to this registration statement, the form of which will be filed as an exhibit to this registration statement, provides for indemnification of our officers and directors against certain liabilities arising under the Securities Act or otherwise in connection with this offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

On September 27, 2023 in connection with the formation of LandBridge Company LLC, we issued a 100.0% limited liability company interest in us to NDB LLC. The issuance was exempt from registration under Section 4(a)(2) of the Securities Act. These shares will be cancelled or redeemed in connection with our reorganization. There have been no other sales of unregistered securities within the past three years.

In connection with the formation transactions described herein and pursuant to the terms the Corporate Reorganization that will be completed prior to the closing of this offering, we will issue     Class B shares, representing an aggregate   % non-economic limited liability company interest in us to LandBridge Holdings. Such issuance will not involve any underwriters, underwriting discounts or commissions or a public offering, and such issuance will be exempt from registration requirements pursuant to Section 4(a)(2) of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description

*1.1	Form of Underwriting Agreement.

**3.1	Certificate of Formation of LandBridge Company LLC.

**3.2	Limited Liability Company Agreement of LandBridge Company LLC.

*3.3	Form of Amended and Restated Limited Liability Company Agreement of LandBridge Company LLC.

*4.1	Form of Registration Rights Agreement.

*5.1	Form of Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

*10.1†	Form of LandBridge Company LLC Long Term Incentive Plan.

*10.2	Form of DBR Land Holdings LLC Amended and Restated Limited Liability Company Agreement.

*10.3†	Form of Indemnification Agreement.

*10.4	Form of Shareholder’s Agreement.

*10.5	Form of Master Reorganization Agreement.

**10.6	Amended and Restated Services Agreement, dated effective February 27, 2019, by and among WaterBridge Resources LLC, WaterBridge Management Company LLC, WaterBridge Co-invest LLC, WaterBridge Holdings LLC, each of the entities listed on Schedule I thereto, each of the entities listed on Schedule II thereto and each of the entities listed on Schedule III thereto.

**10.7	Credit Agreement, dated as of July 3, 2023, by and between DBR Land LLC, as borrower, the guarantors from time to time party thereto, Texas Capital Bank, as administrative agent and letter of credit issuer, and the lenders from time to time party thereto.

**10.8	First Amendment to Credit Agreement, dated as of May 10, 2024, by and between DBR Land LLC, as borrower, the guarantors listed therein, Texas Capital Bank, as administrative agent and letter of credit issuer, and the lenders party thereto.

**10.9##	Produced Water Facilities and Access Agreement, by and between DBR Land LLC, Delaware Basin Ranches Inc., WaterBridge Stateline LLC and Texas Pacific Resources LLC, dated as of March 8, 2022.

Exhibit Number	Description

**21.1	List of subsidiaries of LandBridge Company LLC.

**23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm to DBR Land Holdings LLC.

**23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm to LandBridge Company LLC.

**23.3	Consent of Weaver and Tidwell, L.L.P., independent registered public accounting firm to East Stateline Ranch.

*23.4	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).

**23.5	Consent of Netherland, Sewell & Associates, Inc.

**23.6	Consent of W.D. Von Gonten & Company.

**24.1	Power of Attorney (previously included on the signature page of the initial filing of this Registration Statement).

**99.1	Report of W.D. Von Gonten & Company, independent reserve engineer, as of December 31, 2022.

**99.2	Report of W.D. Von Gonten & Company, independent reserve engineer, as of December 31, 2023.

**99.3	Consent of David N. Capobianco.

**99.4	Consent of Matthew K. Morrow.

**99.5	Consent of Kara Goodloe Harling.

**99.6	Consent of Michael Sulton.

**99.7	Consent of Frank Bayouth.

**99.8	Consent of Jason Long.

**107	Calculation of Filing Fee Table.

*	Filed herewith.
**	Previously filed.
†	Management contract or compensatory plan or arrangement.
##	Certain confidential information contained in this agreement has been omitted because it is both (i) not material and (ii) the type of information that the Company treats as private or confidential.

(b) Financial Statement Schedules

See the index to the financial statements included on page F-1 for a list of the financial statements included in this registration statement.

Item 17.	Undertakings.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 7, 2024.

LandBridge Company LLC

By:	/s/ Jason Long
Name:	Jason Long
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on June 7, 2024.

Name	Title

/s/ Jason Long	Chief Executive Officer (Principal Executive Officer);
Jason Long	Director of WaterBridge NDB LLC, as Sole Member of LandBridge Company LLC

/s/ Scott L. McNeely	Senior Vice President and Chief Financial Officer
Scott L. McNeely	(Principal Financial Officer)

* Jason Williams	Executive Vice President and Chief Administrative Officer (Principal Accounting Officer)

*	Director of WaterBridge NDB LLC, as Sole Member of LandBridge Company LLC
David Capobianco

*	Director of WaterBridge NDB LLC, as Sole Member of LandBridge Company LLC
Matthew Morrow

*	Director of WaterBridge NDB LLC, as Sole Member of LandBridge Company LLC
Frank Bayouth

*	Director of WaterBridge NDB LLC, as Sole Member of LandBridge Company LLC
Steven R. Jones

*By: /s/ Scott L. McNeely
Name: Scott L. McNeely Title: Attorney-in-fact